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Exhibit 24.1
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                           ACT Teleconferencing, Inc.

                               Power of Attorney
                          of Directors and/or Officers


          The undersigned directors and/or officers of ACT Teleconferencing, Inc., a Colorado corporation, hereby make, constitute, and appoint Gerald D. Van Eeckhout and Gavin Thomson, and either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's names, place, and stead, to sign and affix the undersigned's names as such directors and/or officers of said corporation to an Annual Report on Form 10-KSB or other applicable form, and all amendments to it, to be filed by said corporation in March, 1999 with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1934, as amended, with all exhibits and other supporting documents, with the SEC, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers expressly granted in this power of attorney.

          IN WITNESS WHEREOF, the undersigned has set the undersigned's hand this 22nd day of March 1999.



                              /s/ Ronald J. Bach
                              ------------------
                              Ronald J. Bach

                              /s/ James F. Seifert
                              --------------------
                              James F. Seifert

                              /s/ Donald Sturtevant
                              ---------------------
                              Donald Sturtevant

                              /s/ Carolyn R. Van Eeckhout
                              ---------------------------
                              Carolyn R. Van Eeckhout

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